Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Executive V.P., CFO	Senior V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, July 21, 2010

GLIMCHER REPORTS SECOND QUARTER 2010 RESULTS

●   92.7% mall occupancy at June 30, 2010, a 20 basis point improvement from a year ago

●   Positive growth in mall net operating income in the second quarter of 2010

●   Mall store sales improve to $342 per square foot at June 30, 2010

COLUMBUS, OH – July 21, 2010 – Glimcher Realty Trust (NYSE: GRT) today announced financial results for the second quarter ended June 30, 2010.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

“We are pleased with the continuation of our progress during the second quarter in improving the Company’s balance sheet and liquidity,” stated Michael P. Glimcher, Chairman of the Board and CEO.  “More importantly, the positive growth in our mall net operating income is an encouraging sign of stabilization,” added Mr. Glimcher.

Net loss to common shareholders during the second quarter of 2010 was $6.9 million, or $0.10 per share, as compared to a net loss of $1.3 million, or $0.03 per share, in the second quarter of 2009.  Funds From Operations (“FFO”) during the second quarter of 2010 was $10.8 million compared to $18.1 million in the second quarter of 2009.  On a per share basis, FFO during the second quarter of 2010 was $0.15 per share compared to $0.44 per share for the second quarter of 2009. FFO for the second quarter of 2010 includes the impact of the $1.1 million of charges and write-offs associated with the extinguishment of the previous mortgage notes payable at The Mall at Johnson City in Johnson City, Tennessee (“MJC”) and Grand Central Mall in Vienna, West Virginia (“GCM”).

For the first six months of 2010, net loss to common shareholders was $10.6 million, or $0.15 per share, compared to a net loss of $4.9 million, or $0.13 per share, in the first six months of 2009.  FFO was $27.1 million, or $0.38 per share, in the first six months of 2010, compared to $36.9 million, or $0.90 per share, in the first six months of 2009. FFO for the six months ended June 30, 2010 includes the impact of the $1.1 million of charges and write-offs associated with the extinguishment of the previous mortgage notes at MJC and GCM.

Second Quarter Earnings Highlights

•
Total revenues were $63.9 million in the second quarter of 2010 compared to total revenues of $75.8 million for the second quarter of 2009. The $11.9 million decrease in total revenue primarily resulted from reduced revenue of $11.5 million from the sale of a 60% interest in the Lloyd Center in Portland, Oregon (“Lloyd”) and WestShore Plaza in Tampa, Florida (“WestShore”) to The Blackstone Group® late in the first quarter of 2010.  Other significant variances were a $1.4 million reduction in outparcel sales, revenue growth of $1.1 million from our comparable properties and from Scottsdale Quarter, a new development in Scottsdale, Arizona.

•
Net loss to common shareholders was $6.9 million in the second quarter of 2010 compared to a net loss of $1.3 million in the second quarter of 2009.  Unfavorable variances related to the dilution of $1.1 million from the sale of a 60% interest in Lloyd and WestShore to The Blackstone Group®, increased preferred dividends of $1.2 million associated with the 3.5 million shares of preferred stock issued in April of 2010, an increase in losses on Scottsdale Quarter of $1.0 million primarily driven by increased interest expense of approximately $0.4 million and non-cash items of $0.4 million, increased borrowing costs of $0.8 million, and the $1.1 million of charges and write-offs associated with the extinguishment of the previous mortgage notes at MJC and GCM.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of the malls held through joint venture, increased 0.4% for the quarter ended June 30, 2010 from the quarter ended June 30, 2009.

•
Store average rents for the Core Malls (Core Malls are malls held for investment including wholly-owned and joint venture properties) were $26.82 per square foot (“psf”) at June 30, 2010, a 0.7% decrease from $27.01 psf at June 30, 2009.  Re-leasing spreads for the leases signed during the first six months of 2010 were up 3% with base rents averaging $32.09 psf.  Re-leasing spreads represent the percentage change in base rent for leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•
Occupancy for stores in the Core Malls at June 30, 2010 increased to 90.5% compared to 90.4% at June 30, 2009.  Overall occupancy for Core Malls which includes anchors improved to 92.7% at June 30, 2010, compared to 92.5% at June 30, 2009.

•
Average store sales in the Core Malls increased 1% to $342 psf for the twelve months ended June 30, 2010 compared to $340 psf for the twelve months ended June 30, 2009.  Average store sales represent retail sales for mall stores of 10,000 square feet or less that reported sales in the most recent twelve month period.

•
Comparable store sales for the Company’s Core Malls during the three months ended June 30, 2010 compared to the three months ended June 30, 2009 increased by 1%, but decreased 1.5% for the twelve months ending June 30, 2010 compared to the same period in 2009.  Comparable sales compare only those stores with sales in each respective period ended June 30, 2010 and June 30, 2009.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at June 30, 2010 (including the company’s pro-rata share of joint venture debt) was 65.9% based on the common share closing price of $5.98, as compared to 80.6% at December 31, 2009 based on the common share closing price of $2.70.  Debt with fixed interest rates represented approximately 89.3% of the Company’s consolidated total outstanding borrowings at June 30, 2010, as compared to 82.1% as of December 31, 2009.

•
The Company issued 3,500,000 shares of Series G Preferred Stock in April 2010, raising net proceeds of approximately $73 million.  The proceeds were used to reduce the borrowings on the Company’s credit facility.

•
The Company closed on the refinancing of MJC in April 2010 and GCM in June 2010.  Both loans have 10-year terms, are non-recourse and have a fixed interest rate.  The MJC loan has an interest rate of 6.76% and the GCM loan has an interest rate of 6.05%.  The re-financings generated approximately $20 million of excess proceeds that were used to reduce outstanding borrowings under the Company’s credit facility.

2010 Outlook

The Company maintains previously issued FFO guidance and estimates diluted net loss per share to be in the range of $(0.22) to $(0.16) for the year ending December 31, 2010 and expects diluted FFO per share to be in the range of $0.76 to $0.82 for the year ending December 31, 2010.

A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for 2010 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.22)	$(0.16)
Add: Real estate depreciation and amortization*	0.99	0.99
Less: Gain on sales of properties	(0.01)	(0.01)
Estimated diluted FFO per share	$0.76	$0.82

* wholly owned properties and pro rata share of joint ventures

For the third quarter of 2010, the Company estimates diluted net loss per share to be in the range of ($0.07) to $(0.04) and diluted FFO per share to be in the range of $0.15 to $0.18.  A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for the third quarter of 2010 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.07)	$(0.04)
Add: Real estate depreciation and amortization*	0.22	0.22
Estimated diluted FFO per share	$0.15	$0.18

* wholly owned properties and pro rata share of joint ventures

The Company continues to look to opportunistically raise additional capital as market conditions may warrant, consistent with the Company's long-term objectives, as well as make strategic acquisitions or dispositions of properties subject to market conditions and availability of capital.  Such potential activity is not factored into the guidance provided above.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale. The Company may also discuss FFO as adjusted.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales.  We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Second Quarter Conference Call

Glimcher’s second quarter investor conference call is scheduled for 11 a.m. ET on Thursday, July 22, 2010.  Those wishing to listen to this call may do so by calling 800.561.2731, Passcode 47466683.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com.  A replay will be available approximately one hour after the Earnings Call through midnight August 5, 2010 by dialing 888.286.8010, Passcode 54183985, or you can access the webcast replay on the Investor Relations page of the website.  Supplemental information about the second quarter operating results is available on the Company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers, as well as community centers. At June 30, 2010, GRT owned interests in and managed 26 operating Properties with total gross leasable area totaling approximately 20.0 million square feet, consisting of 22 Malls (17 wholly owned and 5 partially owned through joint ventures) and 4 Community Centers (three wholly owned and one partially owned through a joint venture).

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in our debt instruments, inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls,  increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2010	2009

Total revenues	$63,935	$75,783
Total expenses	(47,113)	(52,702)
Operating income	16,822	23,081
Interest expense, net (1)	(19,826)	(19,302)
Equity in income (loss) of unconsolidated real estate entities, net	56	(726)
(Loss) income from continuing operations	(2,948)	3,053
Discontinued operations:
Loss from operations	(38)	(129)
Net (loss) income	(2,986)	2,924
Allocation to noncontrolling interest (2)	1,679	107
Less: Preferred stock dividends	(5,603)	(4,359)
Net loss to common shareholders	$(6,910)	$(1,328)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(6,910)		$(1,328)
Allocation to noncontrolling interest (GPLP unit holders)	(298)		(107)
	(7,208)	$(0.10)	(1,435)	$(0.03)
Real estate depreciation and amortization	15,431	0.21	18,260	0.44
Equity in (income) loss of unconsolidated real estate entities, net	(56)	(0.00)	726	0.02
Pro-rata share of unconsolidated entities funds from operations	2,589	0.04	595	0.01
Funds From Operations	$10,756	$0.15	$18,146	$0.44

Weighted average common shares outstanding - basic	68,926		38,023
Weighted average common shares outstanding - diluted (3)	71,912		41,009

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.10)		$(0.03)
Discontinued operations per common share	$(0.00)		$(0.00)
Loss per common share	$(0.10)		$(0.03)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.10)		$(0.03)
Discontinued operations per diluted common share	$(0.00)		$(0.00)
Loss per diluted common share	$(0.10)		$(0.03)
Funds from operations per diluted common share	$0.15		$0.44

(1) Includes charges of $1.1 million associated with the extinguishment of two mortgage notes payable.
(2) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders in 2010.
(3) FFO per share in 2010 and 2009 has been calculated using 72,225 and 41,145 common shares, respectively, which includes common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2010	2009

Total revenues (1)	$139,702	$154,124
Total expenses	(102,003)	(110,315)
Operating income	37,699	43,809
Interest expense, net (2)	(40,607)	(38,186)
Equity in loss of unconsolidated real estate entities, net	(368)	(1,083)
(Loss) income from continuing operations	(3,276)	4,540
Discontinued operations:
Impairment charges, net	-	(183)
Adjustment to gain on sale of property	(215)	-
Loss from operations	(89)	(910)
Net (loss) income	(3,580)	3,447
Allocation to noncontrolling interest (3)	2,985	388
Less: Preferred stock dividends	(9,962)	(8,718)
Net loss to common shareholders	$(10,557)	$(4,883)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(10,557)		$(4,883)
Allocation to noncontrolling interest	(458)		(388)
	(11,015)	$(0.15)	(5,271)	$(0.13)
Real estate depreciation and amortization	34,778	$0.48	40,786	$1.00
Equity in loss of unconsolidated entities, net	368	$0.01	1,083	$0.03
Pro-rata share of unconsolidated entities funds from operations	3,312	$0.05	1,744	$0.04
Gain on sale of properties	(332)	$(0.01)	(1,482)	$(0.04)
Funds From Operations	$27,111	$0.38	$36,860	$0.90

Weighted average common shares outstanding - basic	68,854		37,944
Weighted average common shares outstanding - diluted (4)	71,840		40,930

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.15)		$(0.10)
Discontinued operations per common share	$(0.00)		$(0.03)
Loss per common share	$(0.15)		$(0.13)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.15)		$(0.10)
Discontinued operations per diluted common share	$(0.00)		$(0.03)
Loss per diluted common share	$(0.15)		$(0.13)
Funds from operations per diluted common share	$0.38		$0.90

(1) Includes a $547,000 and $1.482 million gain on sale of depreciable assets in the six months ending June 30, 2010 and June 30, 2009, respectively.
(2) Includes charges of $1.1 million associated with the extinguishment of two mortgage notes payable.
(3) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders in 2010.
(4) FFO per share in 2010 and 2009 has been calculated using 72,080 and 40,997 common shares, respectively, which includes the common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	June 30,	December 31,
	2010	2009
Investment in real estate, net	$1,576,813	$1,669,761
Total assets	$1,670,779	$1,849,912
Mortgage notes and other notes payable	$1,313,574	$1,571,897
Debt / Market capitalization (1)	62.5%	79.6%
Debt / Market capitalization including pro-rata share of joint ventures	65.9%	80.6%

		June 30,	June 30,
		2010	2009
Occupancy:

	Core Malls (2):
	Mall Anchors	93.9%	93.7%
	Mall Stores	90.5%	90.4%
	Total Core Mall Portfolio	92.7%	92.5%

	Malls excluding Joint Ventures (3):
	Mall Anchors	92.6%	92.0%
	Mall Stores	90.1%	89.8%
	Mall Portfolio excluding joint ventures	91.7%	91.2%

Average Base Rents:

	Core Malls (2):
	Mall Anchors	$6.48	$6.52
	Mall Stores	$26.82	$27.01

	Malls excluding Joint Ventures (3):
	Mall Anchors	$5.84	$5.87
	Mall Stores	$27.15	$27.33

(1) Includes debt on wholly-owned properties only.
(2) Mall properties including joint ventures and excluding held for sale mall.
(3) Excludes mall properties held for sale and malls that are held in a joint venture as of June 30, 2010.